Exhibit 99.2

DESTINATION MATERNITY CORPORATION

CONTACT:	Judd P. Tirnauer
Senior Vice President &
Chief Financial Officer
(215) 873-2278

For Immediate Release

DESTINATION MATERNITY CORPORATION INITIATES REGULAR QUARTERLY CASH DIVIDEND AND ANNOUNCES TWO-FOR-ONE SPLIT OF ITS COMMON STOCK

Philadelphia, PA, January 26, 2011 – Destination Maternity Corporation (Nasdaq: DEST), the world’s leading maternity apparel retailer, today announced that its Board of Directors has initiated a regular quarterly cash dividend and approved a two-for-one split of Destination Maternity’s common stock in the form of a stock dividend. The first quarterly cash dividend of $0.35 per share pre-split (equivalent to $0.175 per share post-split) is payable March 11, 2011 to stockholders of record at the close of business on February 16, 2011. As a result of the stock split, on March 1, 2011 stockholders of record at the close of business on February 16, 2011 will receive one additional common share for every share held. Upon completion of the split, the number of common shares outstanding will be approximately 12.7 million. The additional shares will be mailed or delivered on or about March 1, 2011, by the Company’s transfer agent, StockTrans, Inc.

Ed Krell, Chief Executive Officer, President and Director of Destination Maternity Corporation, noted, “Initiating a regular quarterly cash dividend demonstrates the Board’s confidence in our Company’s financial strength and our prospects for the future, and highlights our strong earnings and cash flow generation and our commitment to continue to drive shareholder value. In addition, we believe that the stock split, combined with the regular quarterly cash dividend, will make Destination Maternity’s stock even more attractive to a broader range of investors and may increase the trading liquidity of our stock.”

Destination Maternity Corporation is the world’s largest designer and retailer of maternity apparel. In the United States and Canada, as of December 31, 2010, Destination Maternity operates 1,882 retail locations, including 690 stores, predominantly under the tradenames Motherhood Maternity®, A Pea in the Pod®, and Destination Maternity®, and sells on the web through its DestinationMaternity.com and brand-specific websites. Destination Maternity also distributes its Oh Baby by Motherhood™ collection through a licensed arrangement at Kohl’s® stores throughout the United States and on Kohls.com. In addition, Destination Maternity is expanding internationally and has exclusive store franchise and product supply relationships in India and the Middle East.

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DESTINATION MATERNITY CORPORATION INITIATES REGULAR REGULAR QUARTERLY CASH DIVIDEND AND ANNOUNCES TWO-FOR-ONE SPLIT OF ITS COMMON STOCK	Page 2

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made from time to time by management of the Company, including those regarding the continuation of the regular quarterly cash dividend, the trading liquidity of our common stock, results of operations, liquidity and financial condition, and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the continuation of the economic recovery of the retail industry in general and on apparel purchases in particular, our ability to successfully manage our various business initiatives, our ability to successfully implement our merchandise brand and retail nameplate restructuring, the success of our international expansion, our ability to successfully manage and retain our leased department and licensed relationships and marketing partnerships, future sales trends in our existing store base, unusual weather patterns, changes in consumer preferences, raw material price increases, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for maternity apparel, expense savings initiatives, our ability to anticipate and respond to fashion trends and consumer preferences, anticipated fluctuations in our operating results, the impact of competition and fluctuations in the price, availability and quality of raw materials and contracted products, availability of suitable store locations, continued availability of capital and financing, our ability to hire and develop senior management and sales associates, our ability to develop and source merchandise, our ability to receive production from foreign sources on a timely basis, potential stock repurchases, potential debt prepayments, changes in market interest rates, war or acts of terrorism and other factors set forth in the Company’s periodic filings with the Securities and Exchange Commission, or in materials incorporated therein by reference.